UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

(Date of earliest event reported): April 8, 2025

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th Street, Suite 500, #947, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CNVS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2025, Cineverse Corp. (the “Company”) entered into a Second Amended and Restated Loan, Guaranty and Security Agreement, by and between the Company, East West Bank (“EWB”) and the Guarantors named therein, which are certain subsidiaries of the Company (the “Loan Agreement”). The Loan Agreement amended and restated the prior amended and restated loan, guaranty and security agreement, which was entered into on September 15, 2022 (and amended from time to time, the “Prior Loan Agreement”). The Loan Agreement provides for a credit facility (the “Credit Facility”) consisting of a maximum of $12,500,000 in revolving loans at any one time outstanding, which principal amount may be increased to $15,000,000 at the Company’s request and at EWB’s discretion, and having a maturity date of April 8, 2028.

Advances under the Credit Facility will bear interest on the outstanding daily balance at one and twenty-five one-hundredths of one percent (1.25%) above the Prime Rate (as defined in the Loan Agreement). The proceeds of the Credit Facility will be used for the repayment at closing of expenses incurred in connection with the Prior Loan Agreement; payment of interest, legal fees and bank fees; investment, participation, acquisition and /or production of upcoming film/TV projects; and working capital needs and general corporate purposes. The Loan Agreement contains customary covenants, representation and warranties and events of default.

The Loan Agreement also requires certain of the Company’s existing and future direct and indirect domestic subsidiaries (the “Guarantors”), to guarantee the obligations thereunder. Subject to certain customary exceptions, all such obligations are to be secured by a first priority perfected security interest in all of the collective assets of the Company, other than certain of the Company’s and the Guarantors’ digital cinema assets. In addition to the Loan Agreement, such security interests are evidenced by the Trademark Security Agreement dated as of April 8, 2025 by and among EWB, the Company and the Guarantors, and the Copyright Security Agreement dated as of April 8, 2025 by and among EWB, the Company and the Guarantors.

The foregoing descriptions of the Loan Agreement, the Trademark Security Agreement and the Copyright Security Agreement are qualified in their entirety by reference to such documents, copies of which are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and which are incorporated by reference herein.

On April 9, 2025, the Company issued a press release announcing the Loan Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Trademark Security Agreement dated as of April 8, 2025 by and among East West Bank, Cineverse Corp. and the Guarantors party thereto.
4.2	Copyright Security Agreement dated as of April 8, 2025 by and among East West Bank, Cineverse Corp. and the Guarantors party thereto.
10.1	Second Amended and Restated Loan, Guaranty and Security Agreement dated as of April 8, 2025 by and among East West Bank, Cineverse Corp. and the Guarantors party thereto.
99.1	Press Release, dated April 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 14, 2025	By:	/s/ Gary S. Loffredo
	Name:	Gary S. Loffredo
	Title:	Chief Legal Officer, Secretary and Senior Advisor